UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 29, 2007

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

66 Field Point Road, Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 629-3722

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Approval of 2007 Salary Increases.

On March 29, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Genesee & Wyoming Inc. (the “Company”) approved base salary increases for the following executive officers. As a result of the increases, the new 2007 base salaries of the executive officers, which are retroactively effective as of January 1, 2007, are as set forth below. For comparison, the effective 2006 base salaries are also provided.

Principal Position	2006 Salary	2007 Salary	Increase
John C. Hellmann - President	$428,700	$446,000	+4%
Timothy J. Gallagher - Chief Financial Officer	$296,000	$308,000	+4%
James W. Benz - Chief Operating Officer	$228,431	$258,000	+13%
Allison M. Fergus - General Counsel and Secretary	$168,741	$220,000	+30%

Establishment of 2007 Bonus Targets.

On March 29, 2007, the Committee amended the 2007 bonus calculation formulas previously approved for Mr. Christopher F. Liucci, the Company’s Chief Accounting Officer and Global Controller, and for Ms. Allison Fergus, the Company’s General Counsel and Secretary (collectively, the “Executives”). Previously, 50% of the Executives’ annual incentive cash bonus (the “Bonus”) was based on achievement of Genesee Value Added (“GVA”) corporate financial performance target for the Company, 15% was based on achievement of safety performance goals for the Company and 35% was based on individual performance goals. The amended 2007 bonus calculation provides that 35% of the Executives’ Bonus will be based on achievement of GVA financial performance target for the Company, 15% will be based on achievement of safety performance goals for the Company and 50% will be based on individual performance goals.

The actual Bonus payable for fiscal year 2007 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee.

Item 8.01	Other Events.

As previously disclosed, on February 23, 2006, James Owens d/b/a International Trade and Transport, Ltd. (“Owens”) and the Board of Trustees of the Port of Galveston (the “Port”) filed an amended complaint in the County Court for Galveston County (“County Court”) in Texas against Genesee & Wyoming Inc. (the “Company”), Galveston Railroad, L.P. (“Galveston Railroad”), Rail Link Inc. (“Rail Link”), the general manager of the Galveston Railroad and Rail Management Corporation (“RMC”), the former owner of the Galveston Railroad (collectively, the “Defendants”). Owens’ claims arose in connection with a rail car switching agreement with the Galveston Railroad, and the Port’s claims arose in connection with the Galveston Railroad’s lease of the Port’s facilities. In August 2006, all of the Port’s claims against the Defendants were settled.

On March 30, 2007, the County Court dismissed all of Owens’ remaining claims against the Defendants as part of a settlement agreement entered into between the Defendants and Owens. Without admitting any liability, the Defendants have agreed to settle all of Owens’ remaining claims. No liability was incurred by the Company, Galveston Railroad, the general manager of the Galveston Railroad, or Rail Link in connection with the settlement agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

April 3, 2007	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel & Corporate Secretary